Exhibit 4.183

Framework Agreement for Exercise of Right of First Refusal

signed by and among

Zaisi CUI

Xiaoqiao SUN

FORTUNE SOFTWARE (BEIJING) CO., LTD.

and

SHENZHEN GANLANREN INVESTMENT MANAGEMENT CO., LTD.

October 2018

Beijing China

Contents

Framework Agreement for Exercise of Right of First Refusal2

Article 1 Exercise of Right of First Refusal3

Article 2 Transfer of Equity3

Article 3 Loan Arrangement4

Article 4 Payment of Price and Offset of Obligations4

Article 5 Amendment to the Right of First Refusal Agreement 5

Article 6 Amendment to the Pledge Contract5

Article 7 Confidentiality5

Article 8 Notice5

Article 9 Dispute Resolution6

Article 10 Supplementary Provisions6

Appendix I: Notice on Exercise of Right of First Refusal11

Appendix II: Equity Transfer Agreement11

Appendix III: Loan Agreement and the receipt for the loan11

Appendix IV: Receipt of Party A for the full purchase price for equity transfer11

Appendix V: Receipt of Party B for the loan principal11

Appendix VI: New Right of First Refusal Agreement (signed by Party B, Party C and Party D)11

Appendix VII: New Pledge Contract (signed by Party B and Party C)11

Framework Agreement for Exercise of Right of First Refusal

This Framework for Exercise of Right of First Refusal (the “Agreement”) is made and signed on October 01, 2018 in Beijing, China by and among:

Party A: Zaisi CUI

ID card No.: 110223198101222743

Party B: FORTUNE SOFTWARE (BEIJING) CO., LTD.

Registered address: Suite 227, 2/F, Building I, Jimenli Community, Haidian District, Beijing

Party C: SHENZHEN GANLANREN INVESTMENT MANAGEMENT CO., LTD.

Registered address: Suite 201, Building A, 1 Qianwan First Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen

Party D: Xiaoqiao SUN

ID card No.: 110102197910172334

Whereas,

1. Party A and Party D are currently Party C’s shareholders registered with the administration for industry and commerce, holding 10% and 90% equities of Party C respectively;

2. Party B, a limited liability company organized and validly existing in China, provides technical support, strategic consulting and other related services to Party C;

3. Party B, in order to assist Party A in the investment in Party C, signed a Loan Agreement with Party A (hereinafter referred to as the “Loan Agreement”) on June 21, 2017 and provided a loan to Party A in an amount of RMB1,000,000, and Party A has invested such loan in full in the registered capital of Party C pursuant to the provisions of the Loan Agreement;

4. As consideration for the loan provided by Party B to Party A, Party A and Party C signed a Right of First Refusal Agreement (hereinafter referred to as the “Right of First Refusal Agreement”) on June 21, 2017, which granted the exclusive right of first refusal to Party B to purchase, under the condition of meeting the requirements of laws of China, at any time all or part of the equities/assets of Party C as held by Party A;

5. In order to secure its payment obligation, Party A signed an Equity Pledge Contract (hereinafter referred to as the “Original Pledge Contract”) on June 21, 2017, pledging its equities in Party C to Party B;

6. Party B intends to exercise, pursuant to the Right of First Refusal Agreement, the right of first refusal to purchase all Party C’s equities held by Party A and designates Party D as the entity to exercise the aforesaid right of first refusal.

Now therefore, the Parties, in the principles of sincere cooperation, equality & mutual benefit and joint development, make and enter into an agreement as follows through friendly consultation:

Article 1 Exercise of Right of First Refusal

1.1 Party B hereby decides to authorize Party D pursuant to Article 2.1 of the Right of First Refusal Agreement to, and Party D agrees to accept the aforesaid authorization to, purchase on behalf of Party B on the conditions set forth in the Right of First Refusal Agreement all Party C’s equities held by Party A.

1.2 According to the provisions of Article 3 of the Right of First Refusal Agreement, the price for the purchase by Party D under the authorization of Party B all Party C’s equities held by Party A shall be the amount of the principal of the loan granted by Party B to Party A, i.e. RMB1,000,000 Yuan (hereinafter referred to as the “Purchase Price”).

Article 2 Transfer of Equity

2.1 Party A shall, according to the provisions of Article 2.3 of the Right of First Refusal Agreement and within thirty (30) days after receiving the notice of exercise (Appendix I) from Party B, sign an equity transfer agreement (hereinafter referred to as the “Equity Transfer Agreement”) according to the contents and format specified in Appendix II and other documents necessary for handling the formalities for industrial and commercial registration of change.

Article 3 Loan Arrangement

3.1The price of purchase by Party D of all Party C’s equities held by Party A shall be provided by Party B in full, provided that Party D and Party B shall sign a Loan Agreement satisfactory to Party B according to the contents and format of Appendix III.

3.2Party D agrees to and irrevocably instruct Party B to directly pay the aforesaid loan provided to Party D for the purchase of Party A’s equities to Party A under the terms and conditions set out in this Framework Agreement.

3.3 Party A agrees to use all income from the sale of Party C’s equities pursuant to this Agreement in the performance of the repayment obligation assumed thereby to Party B under the Loan Agreement. The debtor-creditor relationship of Party A under the Loan Agreement will terminate when Party A fulfills the repayment obligation according to the provisions of Article 4.2 hereof.

3.4 Party D agrees to sign a new Loan Agreement with Party B which will replace completely the Loan Agreement signed by Party A and Party B.

Article 4 Payment of Price and Offset of Obligations

4.1 According to the provisions of Article 3.2 hereof, the Parties agree that the Purchase Price shall be directly transferred and paid by Party B to Party A on the date when the formalities for industrial and commercial registration of equity change related to the purchase by Party D of all Party C’s equities held by Party A are completed (hereinafter referred to as the “Industrial and Commercial Registration Date”). In view that Party A shall repay the loan in full when Party B exercises the right of first refusal pursuant to the provisions of Article 3.1 of the Loan Agreement, Party B agrees that the above-said payment to Party A will be set off then against the principal of the loan that Party A shall repay to Party B under the Loan Agreement. After the aforesaid offset, Party D does not need to make any other payments to Party A for the purpose of paying the Purchase Price, nor Party A needs to make any other payments to Party B for the purpose of repaying the loan to Party B.

4.2 Notwithstanding the foregoing, after the offset, Party A shall issue a receipt for the full Purchase Price to Party D (hereinafter referred to as “Party A’s Receipt”, Appendix IV), in which Party A shall explicitly confirm that the payment obligation of Party D under the Equity Transfer Agreement has been fulfilled. Party B shall issue a receipt for the entire principal of the loan (hereinafter referred to as “Party B’s Receipt”, Appendix V) immediately after Party A issues the aforesaid Party A’s Receipt, and shall explicitly confirm in such receipt that the repayment obligation of Party A under the Loan Agreement has been fulfilled.

Article 5 Amendment to the Right of First Refusal Agreement

5.1 The Parties agree that, as one of the preconditions for the provision by Party B of the Purchase Price to Party D, Party D shall, on the date the equity transfer agreement is signed, immediately sign a new Right of First Refusal Agreement according to the contents and format of Appendix VI.

5.2 All Party A’s obligations under the original Right of First Refusal Agreement and the power of attorney given to Party B on voting right shall terminate on the Industrial and Commercial Registration Date, unless otherwise provided for in this Agreement or unless otherwise specified by the Parties.

Article 6 Amendment to the Pledge Contract

6.1 The Parties agree that, as one of the preconditions for the provision by Party B of the Purchase Price to Party D, Party D shall, on the date the equity transfer agreement is signed, immediately sign a new equity pledge contract.

6.2 The Parties agree that the original Pledge Contract signed by Party A and Party B shall terminate on the date of this Agreement.

6.3 The original Pledge Contract shall terminate on the Industrial and Commercial Registration Date, and all obligations of Party A under the original Pledge Contract shall also terminate on the Industrial and Commercial Registration Date unless otherwise set forth herein or agreed by the Parties.

Article 7 Confidentiality

Without the prior consent of the Parties, any Party shall maintain the confidentiality of the contents hereof, and may not disclose or publish the contents of this Agreement to any other persons, provided that the provisions of this Article will not prohibit (i) any disclosure made pursuant to related laws or the rules of any stock exchange; (ii) any disclosed information is publicly available, which is not caused by the default of the disclosing party; (iii) any disclosure made by one party to its shareholders, legal counsels, accountants, financial counsels, and other professional counsels; or (iv) disclosure made to the potential buyers or other investors of the equities/assets of one party or of the shareholders thereof or to the providers of debt or equity financing, provided that the receiving party shall make appropriate confidentiality undertakings (where the transferring party is not Party B, the consent of Party B shall be obtained).

Article 8 Notice

8.1 Any notice, request, demand and any other correspondence under or in connection with this agreement shall be made in writing and shall be sent to the addresses of the Parties first written above.

8.2 Any notice hereunder shall be sent by person, prepaid registered air, recognized express service provider or fax to address and/or number of the other party. Any such notice shall be deemed to be delivered as follows: (1) the date of delivery if such notice is given by person; (2) the seventh (7th) day after the date of deposit (stamp date) if such notice is sent by prepaid registered air; (3) the third (3rd) day after such notice is delivered to the recognized express provider if such notice is sent by express;

and (4) the first working day after such notice is sent by fax.

Article 9 Dispute Resolution

9.1 Any dispute between the Parties in connection with interpretation or performance of the relevant provision hereof shall be settled through friendly negotiations. If no written agreement is reached through negotiations, such dispute shall be submitted for arbitration hereunder, and the arbitration shall be final and exclusive. Unless expressly stated herein, either Party hereby expressly and irrevocable waives its right to bring any such dispute to court.

9.2 Any such dispute shall be submitted to China International Economical and Trade Arbitration Commission (the “Commission”) for arbitration in Beijing. Arbitration shall be performed under the arbitration rules then in force. Unless otherwise specified in the arbitration award, the losing party shall bear arbitration costs (including reasonable attorney fee and expenses).

Article 10 Supplementary Provisions

10.1 Either Party’s failure to exercise or delay in exercising any right hereunder shall not be deemed as waiver of such right, and single or partial exercise of any right shall not influence exercise of such right in future.

10.2 Headings of provisions hereof are inserted for reference, and such headings in no event shall be used for or influence interpretation of provisions hereof.

10.3 The formation, validity, interpretation, and performance of the Agreement and the resolution of dispute in connection herewith shall be governed by the laws of the People’s Republic of China.

10.4 Each Party hereto enters into this agreement for legal purpose. Any provision hereof is severable and separate from any other provision hereof. In the event that one or more provisions hereof is or are invalid, unlawful or unenforceable at any time, validity, legality or enforceability of the remaining provisions hereof shall not be consequentially influenced, and each Party shall do its utmost efforts to enter into a new provision to replace such invalid, unlawful or unenforceable provision to achieve the same commercial purpose of the original provision to the maximum extent.

10.5 The Parties shall faithfully perform this Agreement after it takes effect and any amendment hereto shall be invalid unless it is made in writing after the Parties reach a consensus through consultation and Party C has obtained necessary authorizations and approvals.

10.6 For any matter not stated herein, the Parties shall make and conclude a supplementary agreement, which shall serve as an appendix hereto and shall have the same legal effect with this Agreement.

10.7 This Agreement is made in quadruplicate, with each Party holds one copy,

having the same legal effect.

10.8 This Agreement shall come into effect as of the date of signature.

(The remainder of this page is intentionally left blank)

[This page is the signing page of the Framework Agreement for Exercise of Right of First Refusal and is intentionally left blank for signature]

This Agreement is signed by:

Party A: Zaisi CUI

[Signature]:

[This page is the signing page of the Framework Agreement for Exercise of Right of First Refusal and is intentionally left blank for signature]

This Agreement is signed by:

Party B: FORTUNE SOFTWARE (BEIJING) CO., LTD.

[Seal]

Party C: SHENZHEN GANLANREN INVESTMENT MANAGEMENT CO., LTD.

[Seal]

Party D: Xiaoqiao SUN

[Signature]

Appendix I: Notice on Exercise of Right of First Refusal

Notice on Exercise of Right of First Refusal

To: Zaisi CUI

Address: 17/F, Building A, Fuzhuo Tower, 28 Xuanwumenwai Street, Xicheng District, Beijing

Date: October 1, 2018

Dear Zaisi CUI,

In accordance with the Right of First Refusal Agreement signed by us with other Parties in 2017, Xiaoqiao SUN (ID card No.: 110102197910172334) is hereby appointed to purchase 10% equities of SHENZHEN GANLANREN INVESTMENT MANAGEMENT CO., LTD. held by you. You are kindly required to complete the formalities for the transfer of all such equities within 30 days from the date of this Notice.

Yours faithfully

FORTUNE SOFTWARE (BEIJING) CO., LTD.

(Seal)

Appendix II: Equity Transfer Agreement

Equity Transfer Agreement

This Equity Transfer Agreement (the “Agreement”) is made in Beijing on November 1, 2018 by and between the following transferor and transferee:

Transferor: Zaisi CUI

ID card No.: 110223198101222743

Transferee: Xiaoqiao SUN

ID card No.: 110102197910172334

WHEREAS：

1.

SHENZHEN GANLANREN INVESTMENT MANAGEMENT CO., LTD. (the “Target”) is a limited liability company incorporated and validly existing under the laws of the People’s Republic of China. Registered capital of the Target is RMB10,000,000.

2.

The Transferor and the Transferee are the shareholders of the Target. The Transferor holds 10% of equity in the Target. The Transferee holds 90% of equity in the Target. The Transferor and the Transferee have fully paid up its capital contribution in accordance with the laws and regulations.

3.	The Transferor intends to assign all its 10% of equity in the Target to the Transferee.

Therefore, the Transferor and the Transferee have reached the following agreement through equal consultation:

Article 1 Subject of transfer

1.1

Under terms and conditions hereof, the Transferor agrees to assign to the Transferee, and the Transferee agrees to accept from the Transferor the equity held by the Transferor in the Target and represented by the registered capital of RMB1,000,000 the Transferor has fully paid (10% of total registered capital of the Target), and all rights and interests attached thereto (the “Shareholder’s Equity”).

Article 2 Consideration for transfer and payment

2.1 Consideration for transfer: the Transferee shall pay RMB1,000,000 to the account designated by the Transferor (the “Consideration for Transfer”) in the consideration of the Transferor transferring the shareholder’s equity to the Transferee hereunder.

2.2 Payment date: the Transferee shall fully pay the consideration for transfer within 30 days upon the effectiveness of This Agreement.

Article 3 Closing of equity

3.1 For the purpose of This Agreement, the term “completion date of equity transfer” shall mean the date on which change in equity of the Target is registered with the commercial & industrial authority (the “Completion Date”).As of the completion date, the Transferee shall undertake all rights and obligations of the Transferor to the Target covered by the assigned equity.

3.2 The Parties shall take all necessary acts to assist the Transferee and the Target in performing all necessary procedures for equity transfer until the completion date.

3.3 The Parties shall bear their own fees, taxes and duties incurred in connection with the equity transfer in accordance with the laws.

Article 4 Representations and warranty:

4.1 The Transferor hereby unconditionally and irrevocably represents and warrants to the Transferee as follows:

4.1.1 The Transferor is the legitimate and actual owner of the shareholder’s equity. The equity is free from any lien, pledge, claim, and any other security interest and any third-party right, and it is not bound by any prior right of shareholder (including but not limited to preemptive right or first refusal right).The Transferee will not be recovered by any third party upon its acceptance of the shareholder’s equity.

4.1.2 The Target is a limited company legally incorporated and validly existing under the laws of the PRC. Transfer of equity hereunder will not violate the articles of association of the Target.

4.1.3 Execution hereof and completion of transaction contemplated hereunder will neither cause the Transferor to violate, cancel or terminate any agreement it has entered into, nor constitute any event of breach under any agreement, undertaking or any other formal document.

4.1.4 Representations and warranties made by the Transferor hereunder, and expressions in connection with this transfer are true, accurate and complete and contain no any concealed or misleading information as of the date of this Agreement.

4.2 The Transferee hereby unconditionally and irrevocably represents and warrants to the Transferor as follows:

4.2.2 Execution hereof and completion of transaction contemplated hereunder will neither cause the Transferee to violate, cancel or terminate any agreement it has entered into, nor constitute any event of breach under any agreement, undertaking or any other formal document;

4.2.2 Representations and warranties made by the Transferee hereunder, and expressions in connection with this transfer are true, accurate and complete and without any concealed or misleading information as of the date of This Agreement.

Article 5 Notice

5.1 Any notice, request, demand and any other correspondence under or in connection with this Agreement shall be made in writing. Any notice hereunder shall be sent by person, prepaid registered air, recognized express service provider or fax to address and/or number of each Party. Any such notice shall be deemed to be delivered as follows: (1) the date of delivery if such notice is given by person; (2) the seventh (7th) day after the date of deposit (stamp date) if such notice is sent by prepaid registered air; (3) the third (3rd) day after such notice is delivered to the recognized express provider if such notice is sent by express; and (4) the first working day after such notice is sent by fax.

Article 6 Liability for breach of contract

6.1 After the execution of this Agreement, if either Party violates or fails to perform any obligation hereunder, such Party shall bear liability for breach and shall be liable for any and all consequential economic losses of the other Party.

Article 7 Governing law

7.1 The conclusion, effects, interpretation and performance of this Agreement and any dispute arising out of this Agreement shall be governed by Chinese law.

7.2 If any provision of this Agreement is held to be invalid or unenforceable under the relevant current laws and regulations, and such invalidity or unenforceability of such provision does not affect the remaining provisions hereof, the rest of provisions hereof shall remain be performed, and the Parties shall adjust such invalid or unenforceable provision under the relevant current laws and regulations so that such provision becomes valid provision and complies with principles and spirit reflected herein as far as possible.

Article 8 Coming into force, and settlement of dispute

8.1 This Agreement shall become effective as of the signing date.

8.2 Any dispute between the Parties in connection with interpretation or performance of the relevant provision hereof shall be settled through friendly negotiations. If no written agreement is reached through negotiations, such dispute shall be submitted for arbitration hereunder, and the arbitration shall be final and exclusive. Unless expressly stated herein, either Party hereby expressly waives its right to bring any such dispute to court, and such waiver shall be irrevocable.

8.3 Any such dispute shall be submitted to China International Economic and Trade Arbitration Commission (the “Commission”) for arbitration in Beijing. Arbitration shall be performed under the arbitration rules then in force. Unless otherwise specified in the arbitration award, the losing party shall bear arbitration costs (including reasonable attorney fee and expenses).

Article 9 Supplementary provisions

9.1 Either Party’s failure to exercise or delay in exercising any right hereunder shall not be deemed as waiver of such right, and single or partial exercise of any right shall not influence exercise of such right in future.

9.2 Headings of provisions hereof are inserted for reference, and such headings in no event shall be used for or influence interpretation of provisions hereof.

9.3 Each Party hereto enters into This Agreement for legal purpose. Any provision hereof is severable and separate from any other provision hereof. In the event that one or more provisions hereof is or are invalid, unlawful or unenforceable at any time, validity, legality or enforceability of the remaining provisions hereof shall not be consequentially influenced, and each Party shall do its utmost efforts to enter into a new provision to replace such invalid, unlawful or unenforceable provision to achieve the same commercial purpose of the original provision to the maximum extent.

9.4 This Agreement shall be binding upon legal successor of each Party.

9.5 Any matter not mentioned herein shall be subject to negotiations between the Parties. Supplementary agreement shall be made in writing, and shall not be effective until it is signed and acknowledged by the Parties.

9.6 This Agreement is made in quadruplicate, with each Party holding one copy, and the remaining two copies for performing the relevant legal procedures. Each copy shall have the same legal effects. (Intentionally left blank below)

(Signature page of the Equity Transfer Agreement)

Transferor: Zaisi CUI

_______________ (Signature)

(Signature page of the Equity Transfer Agreement)

Transferee: Xiaoqiao SUN

_______________ (Signature)

Appendix III: Loan Agreement and Receipt for the Loan

Loan Agreement

This Loan Agreement (hereinafter referred to as “Agreement”) is concluded and signed on October 1, 2018 in Beijing, the People’s Republic of China (hereinafter referred to as “China”) by and between:

Party A: FORTUNE SOFTWARE (BEIJING) CO., LTD. (hereinafter referred to as the “Lender”)

Registered address: Suite 227, 2/F, Building I, Jimenli Community, Haidian District, Beijing

Legal representative: Zhao Zhiwei

Party B: Xiaoqiao SUN (hereinafter referred to as the “Borrower”)

ID card No.: 110102197910172334

WHEREAS,

1. The Lender is a wholly foreign-owned enterprise organized and validly existing under the laws of China.

2. The Borrower proposes to acquire 10% of equity in Shenzhen Ganlanren Investment & Management Co., Ltd. (“Target Company”) and desires to obtain a loan from the Lender and uses such loan in the purchase of 10% equities of the Target Company. The Lender agrees to provide such loan.

The Parties, in the principles of sincere cooperation, equality & mutual benefit and joint development, make and enter into an agreement as follows through friendly consultation in accordance with the provisions of related laws and regulations of the People’s Republic of China:

1 Amount and purpose

1.1 Amount of loan: the Lender issues its own fund of RMB 1,000,000 to Party B.

1.2 Purpose of loan: the Borrower shall use the loan hereunder in the acquisition of 10% of equity in the Target Company and, without the prior written consent of the Lender, the Borrower may not use such loan for other purpose or pledge its equity in the Target Company to the other third parties.

2 Payment

2.1 Payment notice: the Lender shall pay the amount of the loan to the bank account designated by the Borrower within ten days upon the date of this

Agreement.

3 Term and repayment of and interest on the loan

3.1 The term of loan hereunder is ten years and may be extended according to the agreement between the Parties (“Term”).Notwithstanding the foregoing, the Borrower shall repay the loan under the following circumstances, whether the term of loan expires or not.

3.1.1	The Borrower dies or becomes a person without or limited in disposing capacity;
3.1.2	The Borrower commits a crime or is suspected of being involved in a criminal act; or
3.1.3	The Lender or the transferee designated thereby lawfully purchases the equities held by the Borrower in the Target Company as and the Lender chooses to purchase such equities.

3.2 Subject to the Chinese laws and regulations, the Borrower may repay such loan by transferring its equities in the Target Company to the Lender or a third party designated thereby.When, (1) to the extent permitted by laws of China, the Borrower transfers its equities to the Lender or a third party designated thereby or (2) the Borrower receives dividends of the Target Company, the Borrower shall pay the total income received thereby from such transfer or the dividends (whether such income is higher or lower than the loan principal) to the bank account designated by the Lender.

3.3 The Lender and the Borrower agree and confirm that, subject to the Chinese laws and regulations, the Lender or any third party designated thereby (legal person or natural person) enjoys the right but assumes no obligation to purchase at the price equal to the amount of the loan (at the lowest price permitted by laws if the aforesaid price does not conform to the provision of related laws of China) all or part of the equities held by the Borrower in the Target Company. If the Lender or the third party designated thereby purchases only part of the equities held by the Borrower in the Target Company, the purchase price shall be proportionately reduced.

3.4 When the Borrower transfers the equities held by it to the Lender or any third party designated by the Lender, (i) if the sum total of (1) the actual transfer price paid by the Lender or the third party designated thereby and (2) the sum of the dividends (if applicable) received by the Borrower from the Target Company, is equal to or lower than the amount of the loan principal, such loan shall be deemed as interest-free loan; (ii) if the sum total of (1) the actual transfer price paid by the Lender or the third party designated thereby and (2) the sum of the dividends (if applicable) received by the Borrower from the Target Company, is higher than the amount of the loan principal, the part in excess shall be deemed as loan interest paid by the Borrower to the Lender.

4 Confidentiality

4.1 The parties confirm that any oral or written materials in connection herewith are confidential information. Either party shall protect and maintain the confidentiality of such data and information and, without the written consent of the other party, may not disclose the same to a third party, save and except the following (a) data and information that are published in the public domain or publicly known without the disclosure of the receiving party, (b) data and information disclosed by laws or in accordance with applicable regulations (c) data and information disclosed to the attorney, accountant, financial adviser or other professional advisor that assumes confidentiality obligation to such party. Any improper disclosure of the confidential data and information by the attorney or financial adviser of a party shall be deemed as the improper disclosure by such party.

5 Disputes and Resolution

5.1 The formation, validity, interpretation, performance, implementation and termination of this Agreement and the reconciliation of disputes in connection herewith shall be governed by the laws of China.

5.2 Any dispute arising out of this Agreement shall be resolved by the Parties through friendly consultation. Should the Parties fail to reach an agreement on dispute resolution within thirty (30) days after the commencement of consultation on dispute resolution, such dispute shall be submitted (it may be submitted by either the Borrower or the Lender) to China International Economic and Trade Arbitration Commission in Beijing China (“Center”) to be arbitrated according to the procedures thereof; the arbitration shall take effect at the time of application. The arbitral tribunal shall consist of one (1) arbitrator, who shall be appointed by the chairman of China International Economic and Trade Arbitration Commission. The arbitration award shall be final and binding on the Parties hereto. The arbitration cost (including but not limited to the arbitration fee and attorney’s fee) shall be borne by the losing party, unless otherwise decided by the arbitrator.

6 Effectiveness

6.1 This Agreement shall come into effect as of the date of this Agreement.The Principal may rescind this Agreement by giving a thirty (30) days’ written notice to the other Parties.Except for the foregoing, neither party may unilaterally rescind this Agreement without the consensus reached by the Parties through consultation.

7 Amendment to Agreement

7.1 The parties shall perform this Agreement in earnest after it takes effect. Any amendment made hereto shall be subject to the consensus reached by the Parties through consultation. Any agreement on amendment hereto and supplementary agreement that have been duly executed by the Parties shall be an integral part hereof and shall have the same legal effect as this Agreement.

8 Supplementary Provisions

8.1 The title and headings of this Agreement are for convenience only and may not affect the contents and interpretation of the body of the Agreement.

8.2 For any matter not stated herein, the Parties shall make and conclude a supplementary agreement as an appendix hereto, which shall constitute an integral part hereof and shall have the same legal effect as this Agreement.

8.3 The invalidity or unenforceability of some provisions hereunder shall not prejudice the validity and enforceability of any other provisions.

8.4 This Agreement is made in duplicate, with Party A and Party B each holding one copy, having the same legal effect.

[This page is intentionally left blank for signature]

This Agreement is signed by the following Parties on the date first written above.

Party A: FORTUNE SOFTWARE (BEIJING) CO., LTD. (seal)

Party B: Xiaoqiao SUN (signature)

Receipt

Date: October 2018

In accordance with the Loan Agreement entered into by and between FORTUNE SOFTWARE (BEIJING) CO., LTD. (“Software”) and me in October 2018, I have received the full amount of the loan. The payment obligations of Software under the Loan Agreement have been fully performed.

Xiaoqiao SUN (Signature)

ID card No.: 110102197910172334

Appendix IV: Receipt of Party A for the Full Price for Equity Transfer

Receipt

To: Xiaoqiao SUN

Date: October 1, 2018

In accordance with the Equity Transfer Agreement entered into by and between Xiaoqiao SUN and me in October 2018, I have received the full price of equity transfer, and the payment obligations of Xiaoqiao SUN under the Equity Transfer Agreement have been fully performed.

Zaisi CUI (signature)

ID card No.: 110223198101222743

Appendix V: Receipt of Party B for the Principal of the Loan

Receipt

Date: October 1, 2018

In accordance with the Loan Agreement entered into by and between FORTUNE SOFTWARE (BEIJING) CO., LTD. (“Our Company”) and Zaisi CUI, our Company has recovered the full amount of loan, and the repayment obligations of Zaisi CUI under the Loan Agreement have been fully performed.

FORTUNE SOFTWARE (BEIJING) CO., LTD. (seal)

Appendix VI：Right of First Refusal & Cooperation Agreement

Right of First Refusal & Cooperation Agreement

This Agreement is concluded and signed on October 1, 2018 in Beijing China by and among:

Party A: FORTUNE SOFTWARE (BEIJING) CO., LTD.

Registered address: Suite 227, 2/F, Building I, Jimenli Community, Haidian District, Beijing

Party B: SHENZHEN GANLANREN INVESTMENT MANAGEMENT CO., LTD.

Registered address: Suite 201, Building A, 1 Qianwan First Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen

Party C: Xiaoqiao SUN

ID card No.: 110102197910172334

Whereas:

(1)

Party A, a limited liability company duly organized and validly existing in China, provides technical support, strategic consulting and other related services to Party B; Party A presently has become an important partner of Party B;

(2)

In order to financially aid Party C in the investment in Party B, Party A signed a Loan Agreement on October 1, 2018 with Party C, providing a loan of RMB 1,000,000 to Party C; Party C used such loan to purchase 10% of the equities of Party B;

(3)

In order to secure its payment obligation under the agreements signed thereby with Party A, Party C signed an Equity Pledge Contract (hereinafter referred to as the “Pledge Contract”) with Party A on October 1, 2018 pledging its equities in Party B to Party A; and

(4)

Party C intends to authorize the exclusive option to Party A to purchase at any time all or part of the equities/assets of Party B held by Party C subject to the satisfaction of the requirements of laws of China.

The Parties, in the principles of sincere cooperation, equality & mutual benefit and joint development, make and enter into an agreement as follows through friendly consultation in accordance with the provisions of related laws and regulations of the People’s Republic of China:

Article 1 Definitions

For the purpose of this Agreement, the following terms shall have the meaning as set forth below:

1.1.

Agreement means this Right of First Refusal & Cooperation Agreement, the appendixes hereto and written documents made by the Parties hereto from time to time on amendment to and change of contents in the form of officially signing written agreements;

1.2.	China means the People’s Republic of China and, for the purpose of this Agreement, excludes Hong Kong, Taiwan and Macao.
1.3.	Date means a certain day in a certain month of a certain year; “within” and “no later than” a certain day in this Agreement include the given day.

Article 2 Authorization and Exercise of Right of First Refusal

2.1

The Parties agree that Party A has the exclusive option and may, under the condition of conforming to the requirements of laws of China and the provisions hereof (including but not limited to when Party C is no longer the director or employee of Party B, or intends to transfer equities to any person who is not a present shareholder), purchase at any time all or part of Party C’s equities and/or all or part of the assets owned by Party B corresponding to such equities; such option may be exercised by Party A or an eligible entity designated by Party A. Such authorization is irrevocable during the term hereof.

2.2	Party A may exercise the option by firstly sending a written notice (“Notice of Exercise”) to either Party B or Party C.
2.3

Party B and Party C (as the case may be) shall sign a contract for transfer of equities/assets and other documents for implementation of transfer (collectively referred to as “Transfer Documents”) with Party A (or an eligible entity designated thereby) within thirty (30) days after receiving the Notice of Exercise.

2.4

If permitted by law and if Party A makes the decision to exercise the option, Party B and Party C must unconditionally cooperate with Party A in handling all necessary approvals, permits, registrations, filings and other formalities for the transfer.

Article 3 Representations and Warranties

Each Party hereby represents and warrants to the other Parties that:

3.1

Either Party hereby represents and warrants to the other Parties as follows: (1) it has all necessary rights, capacities and authorities to execute and perform all obligations and responsibilities hereunder; (2) the execution or performance hereof does not breach any significant contract or agreement to which such Party is a party, nor any significant contract or agreement binding such Party or its assets.
3.2

Party C represents and warrants to Party A as follows: (1) he/she is a legally registered shareholder of Party B and he/she has fully paid to Party B its share of the registered capital of Party B pursuant to the requirements of laws of China; (2) save and except the right of pledge established under the Pledge Contract, Party B’s equities held hereby is free of any other mortgage, pledge, security interest or encumbrances of other forms; (3) he/she does not sell or offer for sale Party B’s equities to any other parties.

3.3

Party B hereby represents and warrants to Party A as follows: (1) it is a limited liability company organized and validly existing under the laws of China; (2) its business operation conforms to the provisions of laws of China in all material aspects.

Article 4 Exercise Price

When permitted by applicable laws, Party A (or an eligible entity designated thereby) shall have the right to purchase, at the price equal to the sum of the principals lent by Party A to Party C under the Loan Agreement and at any time, Party B’s equities held by Party C or all or part of the assets owned by Party B and corresponding to such equities. If Party A (or an eligible entity designated thereby) chooses to purchase part of the equities or assets, the exercise price shall be adjusted appropriately according to the proportion of the equities or assets to be purchased to the total equities of assets. When purchasing, pursuant to the provisions hereof, Party C’s equities and/or all or part of the assets owned by Party B corresponding to such equities, Party A (or an eligible entity designated thereby) shall have the right to set off the principal owed by Party C to Party A under the Loan Agreement against the purchase price payable to Party C. When Party A actually purchases the equities or assets from Party B and Party C pursuant to the provisions hereof, if the exercise price required by relevant laws of China or the approval authority is higher than the exercise price specified above herein, the exercise price actually paid by Party A shall be subject to the price required by relevant laws or the approval authority.

Article 5 Other Stipulations

The Parties further agree:

5.1	Before Party A (or an eligible entity designated thereby) exercises the Right of First Refusal to obtain all equities or assets, Party B may not:
5.1.1

Sell, transfer, mortgage or dispose otherwise lawful or beneficial interest in any assets, business or income, or permit the establishment of any other security interest therein (save and except those generated in the normal or routine business process or those that have been disclosed to Party A and obtain the written consent of Party A);

5.1.2

Conclude any transaction that will materially affect its assets, liabilities, operation, equities and other lawful rights (save and except those generated in the normal or routine business process or those that have been disclosed to Party A and obtain the written consent of Party A); and

5.1.3	Pay out dividends to shareholders in any form.
5.2	Before Party A (or an eligible entity designated thereby) exercises the Right of First Refusal to obtain all equities or assets of Party B, Party B and Party C may not, jointly or separately:
5.2.1

Supplement, amend or change the constitutional documents of the company in any form, and such supplementation, amendment or change will materially affect its assets, liabilities, operation, equities and other lawful rights (save and except proportionate increase of capital carried out to satisfy the requirements of law);

5.2.2

Cause Party B to conclude any transaction that will materially affect its assets, liabilities, operation, equities and other lawful rights  (save and except those generated in the normal or routine business process or those that have been disclosed to Party A and obtain the written consent of Party A); and

5.2.3	Cause the board of shareholders of Party B to adopt resolutions on payout of dividend.

5.3After the signature of this Agreement, Party C (the “Principal”) shall sign a power of attorney satisfactory to Party A, authorizing the person designated by Party A (hereinafter referred to as the “Trustee”) to exercise on behalf thereof all voting rights owned thereby as the holder of Party C’s equities, including but not limited to appointment and selection of directors, general manager and other senior managers of Party B as the authorized representative of Party B at the shareholders’ meeting of Party B. The initial term of such power of attorney shall be 20 years, and such term shall be automatically extended upon the expiry of the initial term, unless Party A notifies the Principal in writing to terminate such power of attorney. The aforesaid authorization and entrustment are preconditioned on that the “Trustee” is a Chinese citizen and an employee of Party A and that Party A gives consent to such authorization and entrustment. Once the “Trustee” no longer holds any post in Party A or Party A gives a written notice on replacing the “Trustee”, Party C will immediately withdraw the entrustment and authorization given to the “Trustee”, and will designate/authorize Party A’s another Chinese-citizen employee to exercise the aforesaid shareholder’s voting power enjoyed thereby at the shareholders’ meeting of Party B. The Trustee shall perform the Trustee’s obligations prudently and diligently under law within the scope of authorization and shall hold the Principal harmless from and against any loss/damage that may arise out of the authorization and entrustment (save and except the loss/damage suffered by the Principal due to the intentional act or gross negligence of the Principal); otherwise, the Trustee shall assume all legal and economic liabilities to the Principal and Party B under law.

5.4If permitted by applicable law, Party C will correspondingly extend the term of operation of Party B according to the approved term of operation of Party A so that the term of operation of Party B will be the same as that of Party A.

5.5   If Party B has demand for fund as required by operation, Party A will, or will arrange a related company to, provide a loan to Party B in manners permitted by laws. If the loss suffered by Party B makes it to be unable to repay the loan, Party A agrees to or causes the related company to waive the right of recourse with respect to such loan.

5.6Where Party C perform, as agreed, the obligations under this Agreement and any other business agreements concluded with Party A, if such performance incurs any legal and economic obligations to any institutions and individuals other than Party A, Party A shall give all necessary support so as to enable Party C to perform corresponding obligations and to hold Party C from and against any loss/damage.

Article 6 Confidentiality

Without the prior consent of the other Parties, either Party shall maintain the confidentiality of the contents hereof, and may not disclose or publish the contents of this Agreement to any other persons, provided that the provisions of this Article will not prohibit (i) any disclosure made pursuant to related laws or the rules of any stock exchange; (ii) any disclosed information is publicly available, which is not caused by the default of the disclosing party; (iii) any disclosure made by either party to its shareholders, legal counsels, accountants, financial counsels, and other professional counsels; or (iv) disclose made to the potential buyers or other investors of the equities/assets of either party or of the shareholders thereof or to the providers of debt or equity financing, provided that the receiving party shall make appropriate confidentiality undertakings (where the transferring party is not Party A, the consent of Party A shall be obtained).

Article 7 Governing Law and Liabilities for Breach of Contract

The formation, validity, interpretation, and performance of the Agreement and the resolution of dispute in connection herewith shall be governed by the laws of the People’s Republic of China.

If either Party hereto, in breach of the provisions hereof, fails to fully perform this Agreement or makes any misstatement or material concealment of fact or major omission in the representations and warranties made herein, or fails to perform the warranties made thereby, such Party shall constitute breach of contract, and shallassume corresponding liabilities for breach of contract under law.

Article 8 Dispute Resolution

8.1	Any dispute arising with respect to the performance hereof shall be resolved by the disputing Parties through friendly consultation; should the consultation fail, the Parties may institute arbitration proceedings;
8.2

The dispute shall be submitted to China International Economic and Trade Arbitration Commission Beijing Arbitration Center to be arbitrated in Beijing according to its then effective arbitration procedures;

8.3

The award of the arbitration commission shall be final and binding on the Parties hereto.The arbitration cost (including but not limited to the arbitration fee and attorney’s fee) shall be borne by the losing party, unless otherwise provided for in the arbitration award.

Article 9 Effectiveness of Agreement

This Agreement shall take effect and continue to be effective after being signed by the Parties.

Party A may rescind this Agreement by giving a thirty days’ notice to the other Parties. Except for the foregoing, no other Parties may unilaterally rescind this Agreement without the consensus reached by the Parties through consultation.

Article 10 Amendment to Agreement

The Parties shall faithfully perform this Agreement after it takes effect and any amendment hereto shall be invalid unless it is made in writing after the Parties reach a consensus through consultation and Party A and Party B have respectively obtained necessary authorizations and approvals.

Article 11 Counterparts

This Agreement is made in triplicate, with Party A, Party B and Party C each holding one copy.

Article 12 Supplementary Provisions

12.1	The titles and headings of this Agreement are for convenience only and may not affect the contents and interpretation of the body of the Agreement.
12.2	For any matter not stated herein, the Parties shall make and conclude a supplementary agreement, which shall serve as an appendix hereto and shall have the same legal effect with this Agreement.

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Party A: FORTUNE SOFTWARE (BEIJING) CO., LTD.

(Seal)

Party B: SHENZHEN GANLANREN INVESTMENT MANAGEMENT CO., LTD.

(Seal)

Party C: Xiaoqiao SUN

(Signature):

Appendix VII: Equity Pledge Contract

Equity Pledge Contract

This Equity Pledge Contract (hereinafter referred to as the “Contract”) is concluded and signed on October 1, 2018 in Beijing China by and between:

Pledgor: Xiaoqiao SUN

ID card No.: 110102197910172334

Pledgee: FORTUNE SOFTWARE (BEIJING) CO., LTD.

Registered address: Suite 227, 2/F, Building I, Jimenli Community, Haidian District, Beijing

Whereas:

1.The Pledgor is citizen of the People’s Republic of China (hereinafter referred to as “China”) and own 100% Equities in SHENZHEN GANLANREN INVESTMENT MANAGEMENT CO., LTD. (hereinafter referred to as the “Target”). Target is a company registered and established in China;

2.

The Pledgee is a limited liability company registered and established in China and engages in technical development and technical consulting services and other businesses with the permission of related government departments of China. The Pledgee and Target whose Equities are held by the Pledgor have signed a series of agreements (hereinafter referred to as “Service Agreements”);

3.In order to warrant the normal collection of all fees (hereinafter collectively referred to as “Service Fees”) under the Service Agreements by Pledgee from Target whose Equities are held by the Pledgor, the Pledgor puts up all Equities owned thereby in Target as the pledge guarantee for all debts owed by Target to the Pledgee under the Service Agreements.

In order to perform the provisions of the Service Agreements, the Pledgor and the Pledgee agree through consultation to sign this Contract according to the following provisions.

1. Definitions

Unless otherwise provided for in this Contract, the following terms shall have the meaning as set forth below:

1.1 Right of Pledge: means all contents set forth in Article 2 hereof.

1.2 Equities: mean the equities of Target lawfully held by the Pledgor.

1.3 Collateral: means the equities pledged by the Pledgor to the Pledgee pursuant to this Contract and the dividends generated by such Equities.

1.4 Guaranteed Debt: means all obligations of the Target to the Pledgee under the Service Agreement, including the Service Fee and interest, liquidated damages and compensation payable by Target to the Pledgee, expenses on the realization of creditor’s rights, losses caused to the Pledgee due to the default by Target, and all other payable expenses.

1.5 Term of Pledge: means the period specified in Article 4.1 hereof.

1.6 Service Agreements: means various agreements signed by and between Target whose Equities are held by the Pledgor and the Pledgee, including but not limited to the strategic consulting agreement, operation agreement and technical support service agreement.

1.7 Event of Default: means any circumstance set forth in Article 8 hereof.

1.8 Notice of Default: means the notice given by the Pledgee pursuant hereto, announcing the Event of Default.

2. Right of Pledge

2.1 The Pledgor pledge all Equities owned by it in Target to the Pledgee as the guarantee for the performance of the Guaranteed Debt by Target. The Right of Pledge means the right enjoyed by the Pledgee to get paid in priority with the money converted from the Equities pledged by the Pledgor to the Pledgee or with the payment obtained from the auction or sale of such Equities; the effect of the Right of Pledge extends to the dividends generated by the Equities during the term hereof.

3. Scope of the pledge guarantee

3.1 The scope of the pledge guarantee herein included all Guaranteed Debts, including the Service Fee and interest, liquidated damages, and compensation payable by Target to the Pledgee by reason of the Service Agreements, expenses on the realization of creditor’s rights, losses caused to the Pledgee due to the default by Target, and all other payable expenses.

4. Term and registration of pledge

4.1 The Pledge Contract shall take effect as of the date the pledge of the Collateral is recorded in the register of shareholders of Target, and the Term of Pledge shall be the same as the term of the Strategic Consulting Service Agreements (if the term of the Strategic Consulting Service Agreements is extended, the Term of Pledge shall be correspondingly extended). The Pledgor shall be obligated to cause, within three days upon the date of this Contract, Target to record the pledge of the Collateral hereunder in the register of shareholders of Target.

4.2 In case of any change in the recorded particulars which is required, by laws, to be recorded accordingly, the Pledgor and the Pledgee shall make corresponding change of record within 15 days from the date of the change in recorded particulars.

5. Possession and Management of Certificates

The Pledgor shall, within seven days from the date of this Contract, deliver its equity contribution certificate and register of shareholders in Target to the Pledgee for safekeeping.

6. Representations and Warranties of the Pledgor

6.1 The Pledgor is lawfully registered shareholders of Target and has paid in full to Target the contribution in proportion to its share in the registered capital of Target pursuant to the requirements of laws of China; the Pledgor has not sold or offered to sell its Equities in Target to any other parties.

6.2 The Pledgor fully understands the contents of the Service Agreements, executes and performs this Contract of his/her own free will, and genuinely expresses all his/her intentions. The signature by the authorized representative (if any) has been lawfully authorized.

6.3 All documents, materials, statements, certificates, etc. provided by the Pledgor to the Pledgee are accurate, true, complete and effective.

6.4 Once the Pledgee exercises the Pledgee’s right at any time on the basis of the Right of Pledge obtained pursuant hereto, it shall be free of the interference from any other parties.

6.5 The Pledgee shall have the right to dispose of and transfer the Right of Pledge in such manners as stipulated herein.

6.6 The Pledgor has not established any other mortgage, right of interest, security interest or encumbrances of other forms on the Equities, save and except the pledge to the Pledgee.

7. Undertakings of the Pledgor

During the term of this Contract, the Pledgor undertakes to the Pledgee for the benefit of the Pledgee that:

7.1.1 Without the prior written consent of the Pledgee, the Pledgor may not transfer the Equities, nor establish or permit the existence of any pledge that may affect the rights and interests of the Pledgee, nor cause the board of shareholders of Target to adopt any resolution on the sale/transfer/pledge or otherwise disposal of the lawful beneficial interest of any equity of such company or on permission of any other security interest thereon, save and except the transfer pursuant to the Right of First Refusal and Cooperation Agreement signed by and among the Pledgor, the Pledgee and Target on October 1, 2018 of Equities to the Pledgee or institution or person designated thereby or the transfer between the Pledgors, provided that such transfer does not affect the effect of the pledge (the transferor shall give a prior notice to the Pledgee);

7.1.2 He/she shall abide by and implement all provisions of laws and regulations concerning pledge of rights and, within five days after receiving the notice, instruction or suggestion given or made by related competent authority with respect to the Right of Pledge, produce the aforesaid notice, instruction or suggestion to the Pledgee, and shall also abide by the aforesaid notice, instruction or suggestion, or raise any objection or make any representations as reasonably required by the Pledgee or upon the consent of the Pledgee.

7.1.3 He/she will notify the Pledgee in a timely manner of any event or notice that may cause influence on the right of the Pledgor to the Collateral or any part thereof, and on change by the Pledgor of any warranty and obligation set herein, or any event or notice that may bring about influences.

7.2 The Pledgor agrees that the exercise by the Pledgee of its Right of Pledge pursuant to the provisions hereof shall not be interrupted or prevented by the Pledgor or by any legal proceedings instituted the successor of the Pledgor or person entrusted thereby or by any other persons.

7.3 The Pledgor warrants to the Pledgee that, in order to protect or perfect the guarantee herein for the payment of Guaranteed Debts, the Pledgor honestly executes and causes the other parties that have a stake in the Right of Pledge to execute all title deeds and covenants required by the Pledgee, and/or performs and causes the other interested parties to perform the acts required by the Pledgee, provides convenience in the exercises of the rights and authorizations vested by this Contract in the Pledgee, signs all related documents on change of share certificate with the Pledgee or the person (natural person/juridical person) designated thereby, and provides to the Pledgee within a reasonable period all notices, orders and decisions related to the Right of Pledge as deemed necessary by the Pledgee. The Pledgor warrants to the Pledgee that, for the benefit of the Pledgee, he/she will abide by and perform all warranties, undertakings, agreement, representations and conditions. Should the Pledgor fails to perform or to full perform its warranties, undertakings, agreements, representations and conditions, he/she shall compensate for all losses sustained by the Pledgee.

8. Event of Default

8.1 The following shall be deemed as events of default:

8.1.1 Target fails to pay any Guaranteed Debt on schedule in full;

8.1.2 Any representation or warranty made by the Pledgor in Article 6 hereof is materially misleading or false, and/or the Pledgor breach the warranties set forth in Article 6 hereof;

8.1.3 The Pledgor breaches the undertakings set forth in Article 7 hereof;

8.1.4 The Pledgor breaches any provision hereof;

8.1.5 The Pledgor gives up the Collateral or any part thereof or transfers, without he written consent of the Pledgee, the Collateral or any part thereof (save and except the transfer permitted hereunder);

8.1.6 Any loan, guarantee, compensation, undertaking or other debt-repaying liabilities of the Pledgor to others (1) have been required to be repaid or performed ahead of schedule due to default; or (2) have become due but cannot be repaid or performed on schedule, which causes the Pledgee to believe that the ability of the Pledgor to perform the obligations hereunder has been adversely affected;

8.1.7 The Pledgor is unable to repay other significant debts;

8.1.8 The promulgation of related laws makes this Contract illegal or the Pledgor unable to continue the performance of the obligations hereunder;

8.1.9 All consents, permits, approvals, or authorizations of government departments that make this Contract enforceable or legal or effective are cancelled or discontinued, or lose effect, or undergo material alteration;

8.1.10 The Pledgor is deemed by the Pledgee that the ability of the Pledgor to perform the obligations hereunder has been adversely affected due to any adverse change in the properties owned by the Pledgor;

8.1.11 The successor or managing agent of Target is only able to perform part of, or refuses to perform, the payment liability under the Service Agreements;

8.1.12 The default caused by the act or omission of the Pledgor in contravention of the other provisions hereof; and

8.1.13 Other circumstances under which the Pledgee is unable to exercise and dispose of the Right of Pledge according to the provisions of related laws.

8.2 When knowing or discovering the occurrence of any matter mentioned in Article 8.1 hereof or any event that may give rise to the above-said matters, the Pledgor shall immediately notify the Pledgee in writing.

8.3 Unless the events of default set forth in Article 8.1 have been successfully resolved to the satisfaction of the Pledgee, the Pledgee may, when or at any time after the Event of Default of Pledgor occurs, give a Notice of Default to the Pledgee in writing, requiring the Pledgor to immediately pay the arrears under all Service Agreements and other payables, or dispose of the Right of Pledge pursuant to the provisions hereof.

9. Exercise of Equities

9.1 The Pledgor may not, without the written consent of the Pledgee, transfer or dispose of otherwise the Collateral until the Guaranteed Debts under the Service Agreements have been fully repaid.

9.2 When exercising the Right of Pledge, the Pledgee shall send a Notice of Default to the Pledgor.

9.3 Subject to the provisions of paragraph 8.3, the Pledgee may exercise the right to dispose of the Collateral when or at any time after sending a Notice of Default pursuant to Article 8.3.

9.4 The Pledgee shall have the right to dispose of the Collateral hereunder (including but not limited to conversion such Collateral into money through consultation with the Pledgor or auction or sale of the Collateral under law), in whole or in part, according to legal procedures and get repaid in priority until the Guaranteed Debts are fully repaid.

9.5 When the Pledgee disposes of the Collateral pursuant hereto, the Pledgor may not pose any obstacle but shall give necessary assistance so as to cause the Pledgee to realize its Right of Pledge.

10. Transfer

10.1 Without the prior consent of the Pledgee, the Pledgor shall have no right to grant or transfer his/her rights and obligations hereunder.

10.2 This Contract shall be binding on the Pledgor and the successors thereof and shall be effective on the Pledgee and each of its successor and transferee thereof.

10.3 The Pledgee may transfer all or any of its rights and obligations under the Service Agreements at any time to the person (natural person/juridical person) designated thereby, in which case the transferee shall enjoy rights and assume obligations enjoyed and assumed by the Pledgee hereunder, as if such person were a party hereto.

10.4 In case of any change of the Pledgee due to such transfer, the new Parties to the pledge shall sign and conclude a new pledge contract.

11. Termination

Upon Target ceases to bear any obligation under the Service Agreements and the full repayment of the Guaranteed Debts, this Pledge Contract terminates and the Pledgee shall, as soon as practicable and reasonable, cancel or rescind this Contract.

12. Handling charge and other expenses

12.1. All expenses and actual expenditures in connection with this Contract, including but not limited to legal cost, cost of production, stamp tax, and any other taxes and expenses shall be borne by the Pledgor. If the Pledgee shall pay related taxes and charges according to the provisions of laws, the Pledgor shall give full compensation for the taxes and charges paid by the Pledgee.

12.2 Should the Pledgor fail to pay any taxes and charges payable thereby pursuant to the provisions hereof, which causes the Pledgee to take any approach or method to make recovery, the Pledgor shall bear all expenses arising therefrom (including but not limited to various taxes and charges, handling charge, management fee, court cost, attorney’s fee and various insurance premiums, etc. incurred in the disposal of the Right of Pledge).

13. Force Majeure

13.1 If the performance of this Contract is delayed or prevented due to any “force majeure event”, the Party affected by the force majeure does not need to assume any liability hereunder for such delayed or prevented performance. “Force majeure event” means any event beyond the reasonable control of a Party that is unavoidable even if with the reasonable care of the affected Party, including but not limited to government act, natural force, fire, explosion, geographic change, wind storm, flood, earthquake, tide, lightning or war, provided that insufficiency of credit, fund or financing may not be deemed as a matter beyond the reasonable control of a Party. The Party affected by “force majeure event” and striving to be exempted from the performance responsibility hereunder or under any provision hereof shall notify the other Party at the earliest time possible of such exemption from responsibility and shall inform the other Party of the steps to be taken thereby for the performance.

13.2 The Party affected by force majeure does not need to assume any liability hereunder therefor, provided that the affected Party shall make its reasonable and feasible efforts to perform the Contract; otherwise, the Party seeking exemption from liability shall not be entitled to such exemption, and such exemption shall be limited to the delayed or prevented performance. Once the reasons for such exemption of liabilities are corrected and remedied, the Parties agree to make their best efforts to resume the performance hereunder.

14. Resolution of Dispute

14.1 This Contract shall be governed by and interpreted according to the laws of the People’s Republic of China.

14.2 If any dispute arises between the Parties hereto with respect to the interpretation and performance of the provisions hereunder, the Parties shall resolve such dispute with good will through consultation. Should the consultation fail, any Party may submit the dispute to China International Economic and Trade Arbitration Commission to be arbitrated according to its existing arbitration rules. The arbitration proceedings shall be conducted in Beijing in Chinese language. The arbitration award shall be final and binding on the Parties hereto.

15. Notice

The notices given by the Parties hereto for the performance of the rights and obligations hereunder shall be made in writing. The date on which the notices are effectively given shall be, in the case of personal delivery, the date of actual delivery or, in the case of transmission by telex or fax, on the date of transmission or, if the transmission is made on a non-business day or after business hours, on the following consecutive business day. The place for service means the addresses of the Parties written on the first page hereof or the addresses stated in the notice given subsequently at any time in writing. The phrase “in writing” includes by fax and telex.

16. Amendment to and Rescission and Interpretation of Contract

16.1 This Agreement may be amended, supplemented or rescinded upon the written consents of the Parties and subject to the necessary authorizations and approvals obtained by the Parties respectively (including the consents that the Pledgee must obtain from the audit committee or other independent agencies (if any) which is under the requirements of SOX Act and NASDAQ rules); the annexes, appendixes and any amendment and supplementation hereto shall constitute an integral part hereof.

16.2 The provisions hereof shall be independent of each other in effect and the invalidity of a certain provision does not influence the effect of the other provisions.

17. Effectiveness and Miscellaneous

17.1 This Contract shall take effect upon:

(1) being signed by all Parties; and

(2) the pledge of Collateral hereunder is recorded by the Pledgor in the register of shareholders of Target.

17.2 This Contract is prepared in Chinese and made in triplicate, with each Party holding one copy.

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IN WITNESS WHEREOF, the Parties hereto have caused their respective authorized signatories to sign this Contract in Beijing on the date first written above herein.

Pledgor:       (signature)

Pledgee: FORTUNE SOFTWARE (BEIJING) CO., LTD.

(seal)

Authorized representative:         (signature)